Independent Auditors Report
                           ---------------------------


The  Board  of  Directors
Seagull  Energy  Corporation:


We have audited the accompanying combined statements of financial position of ENSTAR Natural Gas Company (a division of Seagull Energy Corporation) and Alaska Pipeline Company (a subsidiary of Seagull Energy Corporation) as of December 31, 1998 and 1997, and the related combined statements of income and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of ENSTAR Natural Gas
Company (a division of Seagull Energy Corporation) and Alaska Pipeline Company (a subsidiary of Seagull Energy Corporation) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1998 in conformity with generally accepted accounting principles.


KPMG LLP

January 15, 1999, except as to note 11,
     which is as of March 30, 1999 and
     note 13, which is as of November 1, 1999



                            ENSTAR NATURAL GAS COMPANY
                  (a division of Seagull Energy Corporation) and
                              ALASKA PIPELINE COMPANY
                   (a subsidiary of Seagull Energy Corporation)

                     COMBINED STATEMENTS OF FINANCIAL POSITION



                                                  (Unaudited)      December 31,
                                                 September 30,  ------------------
                                                      1999        1998      1997
                                                 -------------  --------  --------
       ASSETS                                        (Dollars in Thousands)
Current assets:
  Cash and cash equivalents . . . . . . . . . .  $         526  $  2,246  $  2,423
  Accounts receivable-customers and other . . .          6,239    14,981    15,650
  Gas charges recoverable from customers. . . .              -     6,541         -
  Materials and supplies. . . . . . . . . . . .          3,633     2,881     2,576
  Deferred income taxes . . . . . . . . . . . .          2,310     2,163     1,684
  Other . . . . . . . . . . . . . . . . . . . .            812       370       384
                                                 -------------  --------  --------

                                                 $      13,520  $ 29,182  $ 22,717
                                                 -------------  --------  --------
Property, plant, and equipment. . . . . . . . .  $     164,563  $254,699  $246,670
Accumulated depreciation and amortization . . .          4,210    93,991    86,174
                                                 -------------  --------  --------

                                                 $     160,353  $160,708  $160,496
                                                 -------------  --------  --------
Goodwill, net . . . . . . . . . . . . . . . . .        125,927         -         -
Other assets. . . . . . . . . . . . . . . . . .          2,292     1,134     1,209
                                                 -------------  --------  --------

Total assets. . . . . . . . . . . . . . . . . .  $     302,092  $191,024  $184,422
                                                 =============  ========  ========

LIABILITIES AND CAPITALIZATION
Current liabilities:
  Accounts payable. . . . . . . . . . . . . . .  $       6,023  $  9,227  $  9,877
  Royalties and taxes . . . . . . . . . . . . .            782     9,716         -
  Amounts payable to customers. . . . . . . . .            565         -     2,573
  Accrued expenses:
    Income taxes. . . . . . . . . . . . . . . .              -     1,768     1,697
    Interest. . . . . . . . . . . . . . . . . .          1,195     1,957     2,230
    Other . . . . . . . . . . . . . . . . . . .          2,165     3,448     2,891
  Customer deposits . . . . . . . . . . . . . .            938       553       566
  Refundable customer advances for construction          2,095     2,268     1,387
  Short-term bank notes payable . . . . . . . .              -     2,700     2,500
  Current maturities of long-term debt. . . . .         12,202     7,147     7,097
                                                 -------------  --------  --------

                                                 $      25,965  $ 38,784  $ 30,818
                                                 -------------  --------  --------

Deferred credits and other:
  Refundable customer advances for construction  $       6,673  $ 12,037  $ 11,940
  Post-retirement medical obligations . . . . .          2,600     2,446     2,225
  Customer deposits and other . . . . . . . . .            731     1,078     1,022
  Deferred income taxes . . . . . . . . . . . .         31,617    31,751    30,855
                                                 -------------  --------  --------

                                                 $      41,621  $ 47,312  $ 46,042
                                                 -------------  --------  --------

Long-term debt. . . . . . . . . . . . . . . . .         45,002    45,452    45,481

Division equity . . . . . . . . . . . . . . . .        189,504    59,476    62,081
                                                 -------------  --------  --------
Total liabilities and capitalization. . . . . .  $     302,092  $191,024  $184,422
                                                 =============  ========  ========

              See accompanying notes to combined financial statements.


                               ENSTAR NATURAL GAS COMPANY
                     (a division of Seagull Energy Corporation) and
                                 ALASKA PIPELINE COMPANY
                      (a subsidiary of Seagull Energy Corporation)

                              COMBINED STATEMENTS OF INCOME




                                           (Unaudited)
                                        Nine months ended
                                           September 30,      Years ended December 31,
                                        ------------------  ----------------------------
                                          1999      1998      1998      1997      1996
                                        --------  --------  --------  --------  --------
                                                     (Dollars in Thousands)

Operating revenues:. . . . . . . . . .  $68,548   $62,538   $93,592   $95,719   $97,616
Operating expenses
  Cost of gas sold . . . . . . . . . .  $29,550   $27,127   $41,232   $43,684   $42,600
  Operations and maintenance . . . . .   15,732    15,598    20,688    21,079    21,045
  Depreciation and amortization. . . .    8,157     6,377     8,529     8,368     7,945
                                        --------  --------  --------  --------  --------

      Total operating expenses . . . .  $53,439   $49,102   $70,449   $73,131   $71,590
                                        --------  --------  --------  --------  --------

Operating income . . . . . . . . . . .  $15,109   $13,436   $23,143   $22,588   $26,026

Other income (expense):
  Interest expense . . . . . . . . . .  $(4,721)  $(3,612)  $(4,763)  $(5,120)  $(5,490)
  Interest income and other. . . . . .      331       452       559       564       489
                                        --------  --------  --------  --------  --------

      Total other expense. . . . . . .  $(4,390)  $(3,160)  $(4,204)  $(4,556)  $(5,001)

Income before income taxes . . . . . .   10,719    10,276    18,939    18,032    21,025
Income taxes . . . . . . . . . . . . .    5,337     4,207     7,555     7,276     8,626
                                        --------  --------  --------  --------  --------

      Net income . . . . . . . . . . .  $ 5,382   $ 6,069   $11,384   $10,756   $12,399
                                        ========  ========  ========  ========  ========


            See accompanying notes to combined financial statements


                                        ENSTAR NATURAL GAS COMPANY
                              (a division of Seagull Energy Corporation) and
                                          ALASKA PIPELINE COMPANY
                               (a subsidiary of Seagull Energy Corporation)

                                     COMBINED STATEMENTS OF CASH FLOWS



                                                        (Unaudited)
                                                     Nine months ended
                                                       September 30,          Years ended December 31,
                                                    --------------------  --------------------------------
                                                      1999       1998       1998       1997        1996
                                                    ---------  ---------  ---------  ---------  ----------
                                                                   (Dollars in Thousands)
Operating activities
  Net income . . . . . . . . . . . . . . . . . . .  $  5,382   $  6,069   $ 11,384   $ 10,756   $  12,399
  Adjustments to reconcile net income to
    net cash provided by operating activities:
    Depreciation and amortization. . . . . . . . .    10,057      7,080      9,473      9,277       9,143
    Deferred income taxes. . . . . . . . . . . . .      (276)      (129)    (1,171)      (334)        721
    Changes in operating assets and liabilities:
      Decrease in accounts receivable, net . . . .     8,742      9,275        669        651         156
      Decrease (increase) in materials
        and supplies and other . . . . . . . . . .      (862)    (1,007)      (352)      (229)        116
      Decrease (increase) in gas charges
        recoverable from gas customers . . . . . .     7,106        652        602       (184)     (1,707)
      Increase in accounts payable . . . . . . . .    (3,204)    (4,010)      (650)      (104)       (532)
      Decrease in royalties and taxes. . . . . . .    (8,934)         -          -          -           -
      Increase (decrease) in accrued
        expenses and other . . . . . . . . . . . .    (3,564)    (2,090)       576         22       1,492
                                                    ---------  ---------  ---------  ---------  ----------

        Net cash provided by operating activities.  $ 14,447   $ 15,840   $ 20,531   $ 19,855   $  21,788
                                                    ---------  ---------  ---------  ---------  ----------

Investing activities
  Capital expenditures . . . . . . . . . . . . . .    (6,721)    (6,789)    (9,430)    (9,518)     (9,293)
                                                    ---------  ---------  ---------  ---------  ----------

        Net cash used in investing activities. . .  $ (6,721)  $ (6,789)  $ (9,430)  $ (9,518)  $  (9,293)
                                                    ---------  ---------  ---------  ---------  ----------

Financing activities
  Proceeds from issuance of
    long-term debt and other borrowings. . . . . .  $ 21,700   $ 12,200   $ 14,900   $  6,000   $       -
  Principal payments on long-term
    debt and other borrowings. . . . . . . . . . .   (20,561)   (14,799)   (14,799)   (10,727)     (1,214)
  Dividends paid to Parent . . . . . . . . . . . .    (9,600)    (9,300)   (12,400)   (12,000)     (9,000)
  Refundable deposits and customer
    advances for construction. . . . . . . . . . .      (985)       926      1,021        770        (763)
                                                    ---------  ---------  ---------  ---------  ----------

        Net cash used in financing activities. . .  $ (9,446)  $(10,973)  $(11,278)  $(15,957)  $ (10,977)
                                                    ---------  ---------  ---------  ---------  ----------

        Increase (decrease) in
          cash and cash equivalents. . . . . . . .  $ (1,720)  $ (1,922)  $   (177)  $ (5,620)  $   1,518

Cash and cash equivalents at beginning of year . .     2,246      2,423      2,423      8,043       6,525
                                                    ---------  ---------  ---------  ---------  ----------

Cash and cash equivalents at end of year . . . . .  $    526   $    501   $  2,246   $  2,423   $   8,043
                                                    =========  =========  =========  =========  ==========

Supplemental cash flow information:
  Interest paid. . . . . . . . . . . . . . . . . .  $  4,137   $  4,391   $  4,670   $  5,042   $   5,147
  Income taxes paid. . . . . . . . . . . . . . . .  $  6,079   $  4,435   $  8,654   $  7,378   $   7,004



                        See accompanying notes to combined financial statements.


                           ENSTAR NATURAL GAS COMPANY
                 (a division of Seagull Energy Corporation) and
                             ALASKA PIPELINE COMPANY
                  (a subsidiary of Seagull Energy Corporation)

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                (Information as of September 30, 1999 and for the
           nine months ended September 30, 1999 and 1998 is unaudited)


(1)     Summary  of  Significant  Accounting  Policies
        ----------------------------------------------
Principles  of  Combination
---------------------------
The combined financial statements include the accounts of ENSTAR Natural Gas Company (a division of Seagull Energy Corporation) and Alaska Pipeline Company (a wholly-owned subsidiary of Seagull Energy Corporation). Alaska Pipeline Company (APC) engages in the intrastate transmission of natural gas in South-Central Alaska. ENSTAR Natural Gas Company engages in the distribution of natural gas in Anchorage and other nearby communities. The accompanying combined financial statements are presented as if APC were a wholly-owned subsidiary of ENSTAR Natural Gas Company. Intercompany transactions between ENSTAR Natural Gas Company and APC have been eliminated in combination.

Basis  of  Presentation  for  Audited  Financial  Statements
------------------------------------------------------------
On June 17, 1985, ENSTAR Natural Gas Company and APC were purchased by Seagull Energy Corporation (Seagull). The accompanying financial statements as of December 31, 1998 and 1997 and for each of the years in the three year period then ended reflect the basis of accounting established at the date of acquisition.

Basis  of  Presentation  for  Unaudited  Quarterly  Information
---------------------------------------------------------------
The accompanying unaudited financial information at September 30, 1999 and for the nine months ended September 30, 1999 and 1998 have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1999 are not necessarily indicative of the results that may be expected for the full fiscal year or for any future period. The unaudited quarterly financial information as of and for the nine months ended September 30, 1999 reflects the acquisition adjustments resulting from the merger of Seagull with Ocean Energy, Inc. as described in note 11.

Regulation
----------
ENSTAR  Natural  Gas  Company  and  APC  are subject to regulation by the Alaska
Public Utilities Commission (APUC) which has jurisdiction over, among other things, rates, accounting procedures and standards of service. ENSTAR Natural Gas Company and APC meet the criteria and accordingly, follow the reporting and accounting requirements of Statement of Financial Accounting Standards No. 71
(SFAS  No.  71),  Accounting  for  the  Effects  of Certain Types of Regulation.

Cash  Equivalents
-----------------
Cash equivalents include all highly liquid investments with a maturity of three months or less when purchased.

Materials  and  Supplies
------------------------
Materials and supplies are valued at the lower of average cost or market value (net realizable value).

Property,  Plant  and  Equipment
--------------------------------
Utility plant is reflected at cost, net of contributions in aid of construction. Capitalized costs include costs of funds, payroll costs and certain general and administrative costs. Depreciation of the utility plant and other property is computed using the straight-line method over their estimated useful lives, which vary from four to thirty-three years.
Property, plant and equipment facilities are subject to APUC regulation. When utility properties are disposed of or otherwise retired, the original cost of the property, plus cost of retirement, less salvage value, is charged to accumulated depreciation. Maintenance, repairs and renewals are charged to operations and maintenance expense except that renewals which extend the life of the property are capitalized.

Revenue  Recognition
--------------------
Operating revenues are based on rates authorized by the APUC which are applied to customers' consumption of natural gas. ENSTAR Natural Gas Company records unbilled revenue at the end of each month. Unbilled revenue included in customer receivables approximated $6,779,000 and $6,600,000 at December 31, 1998 and 1997, respectively.

Gas  Charges  Due  From  Customers  (Amounts  Payable  to  Customers)
---------------------------------------------------------------------
Gas charges due from customers include amounts to be billed under an automatic purchase gas adjustment clause which is amended on a quarterly basis. Gas charges due from customers (amounts payable to customers) represent regulatory assets (liabilities) established in accordance with SFAS No. 71. Included in gas charges due from customers at December 31, 1998 is $9,716,000 related to an assessment of royalties and taxes by Marathon Oil Company, from whom APC purchases gas. ENSTAR Natural Gas Company is recovering this assessment at the rate of $.41 per mcf and believes that the assessment will be recovered in full prior to the end of 1999.

Income  Taxes
-------------
ENSTAR Natural Gas Company and APC use the liability method of accounting for income taxes (notes 2 and 8). Under this method deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as part of the provision for income taxes in the period that includes the enactment date.

Other  Assets
-------------
Unamortized debt expense and deferred charges are being amortized over the life of the related debt or charge.

Accounting  Estimates
---------------------
In preparing the combined financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the balance sheet, and revenue and expenses for the period. Actual results could differ from those estimates.

(2)     Related  Party  Activities
        --------------------------
Management  Fees
----------------
Seagull provides certain services to ENSTAR Natural Gas Company and APC pursuant to a written management agreement (Management Agreement) including management, financial reporting, legal, human resources, treasury, investor relations and administrative services. In consideration for these services, ENSTAR Natural Gas Company and APC have agreed to pay Seagull an annual management fee equal to the greater of $1,925,000 or the sum of the direct cost of providing such services and the allocable portion of Seagull's general and administrative expenses associated with providing such services, primarily determined by reference to the relative amount of time spent by Seagull's employees to provide such services. The Management Agreement may be amended by agreement between Seagull and ENSTAR Natural Gas Company and APC. Fees paid by ENSTAR Natural Gas Company and APC pursuant to the Management Agreement totaled $1,925,000 during each of the years ending December 31, 1998, 1997 and 1996.

Income  Taxes
-------------
Seagull and ENSTAR Natural Gas Company and APC are parties to a tax sharing agreement (Tax Sharing Agreement) effective January 1, 1986. Pursuant to the Tax Sharing Agreement, ENSTAR Natural Gas Company and APC generally pay Seagull an amount equal to the amount of income taxes that would be payable by ENSTAR Natural Gas Company and APC on a stand-alone basis excluding the effects of historical purchase accounting adjustments. Amounts paid to Seagull approximated $8,654,000, $7,378,000 and $7,004,000 in 1998, 1997 and 1996, respectively.

(3)     Property,  Plant  and  Equipment
        --------------------------------
A summary of property, plant and equipment at December 31 follows (dollars in thousands):


                                 Cost              Annual
                           -----------------   depreciation
                            1998      1997         rate
                          --------  --------  -------------
Land and buildings . . .  $  9,819  $ 10,098    3%-5%
Gas plant. . . . . . . .   232,859   224,950    3%-8%
General plant. . . . . .    11,898    11,297  10%-25%
Construction in progress       123       325       -
                          --------  --------
                          $254,699  $246,670
                          ========  ========


(4)     Long-Term  Debt
        ---------------
A  summary  of  long-term  debt  at  December 31 follows (dollars in thousands):



                                               1998     1997
                                              -------  -------
Unsecured industrial development bonds
  with final due dates:
    7.75%, due in 2003 . . . . . . . . . . .  $ 1,670  $ 1,935
    8%, due in 2008. . . . . . . . . . . . .    2,600    2,600
    7.75%, due in 2004 . . . . . . . . . . .    4,090    4,770
Senior unsecured notes with final due dates:
  Series G, 12.8% note, due in 1998. . . . .        -      150
  Series I, 8.15% note, due in 2001. . . . .   18,000   24,000
  Series J, 8.64% note, due in 2004. . . . .   10,000   10,000
  Series K, 8.81% note, due in 2009. . . . .   10,000   10,000
Unsecured $30,000,000 line of credit
  from Seagull, interest at indexed rate,
  due in 2003. . . . . . . . . . . . . . . .    7,000        -
Other. . . . . . . . . . . . . . . . . . . .        4        8
                                              -------  -------
      Total debt . . . . . . . . . . . . . .  $53,364  $53,463

Less current installments. . . . . . . . . .    7,147    7,097
Less unamortized discount. . . . . . . . . .      765      885
                                              -------  -------
      Long-term debt . . . . . . . . . . . .  $45,452  $45,481
                                              =======  =======


The aggregate annual installments of debt are as follows (dollars in thousands):


Year ending
December 31   Amount
------------  ------
1999          $ 7,147
2000            9,187
2001            9,221
2002            3,265
2003           10,315

The unsecured industrial development bonds and senior unsecured notes are issued by APC. The debt capital requirements of ENSTAR Natural Gas Company are met by loans from APC pursuant to intercompany notes secured by a mortgage on the properties, rights and franchises (other than certain excepted properties) of ENSTAR Natural Gas Company. The senior unsecured notes of APC provide for restrictions on dividends, additional borrowings and purchase redemptions, or retirements of shares of capital stock, other than in stock of APC.

Under the provisions of the agreements, $13,923,070 of APC's retained earnings of $35,751,375 was available for the making of restricted investments, restricted stock payments and restricted subordinated debt payments as of December 31, 1998.

APC has a $10,000,000 unsecured line of credit which expires March 31, 1999. It provides for interest at the bank's base rate. The average outstanding balances under the line of credit were $159,000 for 1998 and $244,218 for 1997. The highest outstanding balances were $2,700,000 for 1998 and $2,500,000 for 1997. The weighted average interest rates were 8.35% and 8.50% for 1998 and 1997, respectively.

ENSTAR Natural Gas Company entered into a revolving credit agreement with Seagull on July 1, 1998. Under the terms of the agreement, ENSTAR Natural Gas Company may borrow up to $30,000,000 at the three month LIBOR rate in effect on the date of borrowing plus 50 basis points through July 1, 2003. ENSTAR Natural Gas Company intends to use the proceeds to fund the periodic long term debt obligations of APC and accordingly, the outstanding balance of the agreement at December 31, 1998 of $7,000,000 has been classified as long-term debt. Interest paid to Seagull for the year ended December 31, 1998 was $329,000.

(5)     Fair  Value  of  Financial  Instruments
        ---------------------------------------
The estimated fair values of the financial instruments included in the combined financial statements are as follows at December 31 (dollars in thousands):


                                    1998                         1997
                             ----------------------  ----------------------
                             Carrying    Estimated   Carrying    Estimated
                              amount    fair value    amount    fair value
                             ---------  -----------  ---------  -----------
Assets:
  Cash and cash equivalents  $   2,246  $     2,246  $   2,423  $     2,423
Liabilities:
  Customer deposits . . . .      1,440        1,330      1,487        1,363
  Customer advances for
    construction. . . . . .     14,305       13,375     13,327       10,517
  Debt. . . . . . . . . . .     53,364       52,629     53,463       56,800

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and Cash Equivalents - The carrying amount approximates fair value because of the short maturity of these instruments.

Customer Deposits and Advances for Construction - The fair value of customer deposits is based on a discounted cash flow analysis utilizing discount rates of 7.75% and 8.50% at December 31, 1998 and 1997, respectively, over the estimated period of deposit or advance refunding.

Long-term Debt - The fair value of long-term debt is estimated based on the quoted market price for the same or similar issues when available.

Fair value estimates are dependent upon subjective assumptions and involve significant uncertainties resulting in variability in estimates with changes in assumptions. Also potential taxes and other expenses that would be incurred in an actual sale or settlement are not reflected in amounts disclosed.

(6)     Division  Equity
        ----------------
The sources of changes in division equity are as follows (dollars in thousands):


                                          (Unaudited)
                                        Nine months ended
                                          September 30,         Year Ended December 31,
                                       -------------------  ------------------------------
                                         1999       1998      1998       1997       1996
                                       ---------  --------  ---------  ---------  --------
Division equity, beginning of period.  $ 59,476   $62,081   $ 62,081   $ 64,738   $62,155
Net earnings. . . . . . . . . . . . .     5,382     6,069     11,384     10,756    12,399
Dividends paid to Seagull . . . . . .    (9,600)   (9,300)   (12,400)   (12,000)   (9,000)
Net equity transactions with Seagull.      (263)   (1,121)    (1,589)    (1,413)     (816)
Ocean Energy, Inc.
  acquisition adjustment (note 11). .   134,509         -          -          -         -
                                       ---------  --------  ---------  ---------  --------

Division equity, end of period. . . .  $189,504   $57,729   $ 59,476   $ 62,081   $64,738
                                       =========  ========  =========  =========  ========




(7)     Employee  Benefit  Plans
        ------------------------
Retirement  Plans
-----------------
ENSTAR Natural Gas Company has two defined benefit retirement plans which cover salaried employees (Salaried Retirement Plan) and classified employees (Operating and Clerical Units' Plan). Determination of benefits for the salaried employees is based upon a combination of years of service and final monthly compensation. Benefits for classified employees are based solely on years of service. The policy of ENSTAR Natural Gas Company is to fund the minimum contributions required by applicable regulations. The net pension costs are included in operations and maintenance expenses while the accrued (net of prepaid) pension cost is included in the combined balance sheets as other accrued expenses.

The following table provides reconciliations of the changes in the plans' benefit obligations and fair value of assets for the years ended December 31, 1998 and 1997, and statements of the plans' funded status as of December 31 (dollars in thousands):


                                                      1998                     1997
                                             -----------------------  -----------------------
                                                          Operating                Operating
                                                          & Clerical               & Clerical
                                              Salaried     Units'      Salaried     Units'
                                                plan        Plan         plan        Plan
                                             ----------  -----------  ----------  -----------
Reconciliation of benefit obligations:
  Benefit obligation at
    beginning of year . . . . . . . . . . .  $   9,069   $    4,554   $   8,258   $    3,968
    Service cost. . . . . . . . . . . . . .        297          238         271          208
    Interest cost . . . . . . . . . . . . .        622          311         601          299
    Actuarial loss. . . . . . . . . . . . .        321          132         229          178
    Benefit payments. . . . . . . . . . . .       (301)         (86)       (290)         (99)
                                             ----------  -----------  ----------  -----------
  Benefit obligation at end of year . . . .  $  10,008   $    5,149   $   9,069   $    4,554
                                             ----------  -----------  ----------  -----------

Reconciliation of fair value
  of plan assets:
  Fair value of plan assets at
    beginning of year . . . . . . . . . . .  $   8,548   $    5,310   $   6,565   $    4,121
    Actual return on plan assets. . . . . .      1,991        1,250       1,869        1,173
    Employer contributions. . . . . . . . .          -            -         404          116
    Benefit payments. . . . . . . . . . . .       (301)         (86)       (290)         (99)
                                             ----------  -----------  ----------  -----------
  Fair value of plan assets at end of year.  $  10,238   $    6,474   $   8,548   $    5,311
                                             ----------  -----------  ----------  -----------

Funded status:
  Funded status at December 31. . . . . . .  $     230   $    1,325   $    (521)  $      757
  Unrecognized transition
    obligation (asset). . . . . . . . . . .        281          (56)        374          (65)
  Unamortized prior service cost. . . . . .         58           11          68           12
  Unrecognized gain . . . . . . . . . . . .     (1,669)      (1,061)       (676)        (369)
                                             ----------  -----------  ----------  -----------
  Prepaid (accrued) pension cost. . . . . .  $  (1,100)  $      219   $    (755)  $      335
                                             ==========  ===========  ==========  ===========


The following table provides the components of net periodic pension cost for the plans' for the years ended December 31 (dollars in thousands):


                                              1998                     1997                     1996
                                    ------------------------  ------------------------  ------------------------
                                                 Operating                 Operating                 Operating
                                                 & Clerical                & Clerical                & Clerical
                                     Salaried      Units'      Salaried      Units'      Salaried      Units'
                                       plan         Plan         plan         Plan         plan         Plan
                                    ----------  ------------  ----------  ------------  ----------  ------------
Service cost . . . . . . . . . . .  $     297   $       238   $     291   $       223   $     274   $       205
Interest cost. . . . . . . . . . .        622           311         582           284         566           270
Expected return on plan assets . .       (678)         (426)       (515)         (322)       (439)         (277)
Amortization of unrecognized gain.          -             -           -             -          40            32
Amortization of transition
  (asset) obligation . . . . . . .         93            (9)         93            (9)         93            (9)
Amortization of prior service cost         10             2          10             2          10             2
                                    ----------  ------------  ----------  ------------  ----------  ------------
Net periodic pension cost. . . . .  $     344   $       116   $     461   $       178   $     544   $       223
                                    ==========  ============  ==========  ============  ==========  ============

The assumed weighted average discount rate for both plans was 6.75%, 7.00%, and 7.25% for December 31, 1998, 1997, and 1996, respectively. The rate of increase in future compensation for the salaried retirement plan used in determining the projected benefit obligation was 5% for 1998, 1997 and 1996. The expected long-term rate of return on plan assets for both plans was 8% for 1998, 1997 and 1996. The unrecognized net obligation (Salaried plan) and asset (Operating and Clerical Units' plan) which arose from the initial application of SFAS 87 is being amortized over fifteen years and eighteen years, respectively.

Profit-Sharing  Plans
---------------------
ENSTAR Natural Gas Company has trusteed profit-sharing plans for salaried employees and for union employees. Annual contributions to each plan are determined by Seagull's Board of Directors pursuant to formulae which contain minimum contribution requirements. Profit-sharing expense approximated $383,000, $339,000, and $381,000 for 1998, 1997 and 1996, respectively, and is included  in  operations  and  maintenance  expense.

Thrift  Plan
------------
ENSTAR Natural Gas Company has a thrift plan (Thrift Plan) that is a qualified employee savings plan in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, as amended. The ENSTAR Natural Gas Company contributions to the Thrift Plan approximated $370,000, $300,000 and $246,000 for 1998, 1997 and 1996, respectively. The Thrift Plan's costs are included in operations and maintenance expense.

Postretirement  Medical  Benefits
---------------------------------
ENSTAR Natural Gas Company has a postretirement medical plan which covers all of its salaried employees. Determination of benefits is based on a combination of the retiree's age and years of service at retirement.

The following table provides reconciliations of the changes in the plans' benefit obligations and fair value of assets for the years ended December 31, 1998 and 1997, and statements of the plans' funded status as of December 31 (dollars in thousands):



                                                    1998      1997
                                                  --------  --------
Reconciliation of benefit obligations:
  Benefit obligation at beginning of year. . . .  $ 2,107   $ 2,106
    Service cost . . . . . . . . . . . . . . . .       96        89
    Interest cost. . . . . . . . . . . . . . . .      145       157
    Unrecognized gain. . . . . . . . . . . . . .      (37)     (240)
    Benefit payments and other . . . . . . . . .      (21)       (5)
                                                  --------  --------

  Benefit obligation at end of year. . . . . . .  $ 2,290   $ 2,107
                                                  --------  --------

Reconciliation of fair value of plan assets:
  Fair value of plan assets at beginning of year
    Employer contributions . . . . . . . . . . .  $    15   $     -
    Plan participants' contributions . . . . . .       11        14
    Benefit payments . . . . . . . . . . . . . .      (26)      (14)
                                                  --------  --------

  Fair value of plan assets at end of year . . .  $     -   $     -
                                                  --------  --------

Funded status:
  Funded status at December 31 . . . . . . . . .  $(2,290)  $(2,107)
  Unrecognized gain. . . . . . . . . . . . . . .     (156)     (118)
                                                  --------  --------

  Accrued pension cost . . . . . . . . . . . . .  $(2,446)  $(2,225)
                                                  ========  ========


An assumed weighted average discount rate of 6.75%, 7.00% and 7.25% for December 31, 1998, 1997 and 1996, respectively, was used in the measurement of the benefit obligation.

The following table provides the components of net periodic benefit cost for the plans' for the years ended December 31 (dollars in thousands):



                                   1998   1997   1996
                                   -----  -----  -----
Service cost. . . . . . . . . . .  $  96  $  89  $  96
Interest cost . . . . . . . . . .    145    157    156
Amortization of unrecognized loss      -      -     15
                                   -----  -----  -----
Net periodic benefit cost . . . .  $ 241  $ 246  $ 267
                                   =====  =====  =====


For measurement purposes, 10% (1996 and 1997) and 8% (1998) annual rates of increase in the per capita cost of covered health care benefits were assumed. The 1998 rate was assumed to decrease gradually each year to a rate of 6% for 2002 and remain at that level thereafter.

Assumed health care cost trend rates significantly impact reported amounts. The effect of a one-percentage-point change in assumed rates would alter the amounts of the benefit obligation and the sum of the service cost and interest cost components of postretirement benefit expense as follows for 1998 (dollars in thousands):


                                                    One-percentage-point
                                                    ---------------------
                                                    Increase    Decrease
                                                    ---------  ----------
Effect on the postretirement benefit obligation. .  $     367  $    (318)
Effect on the sum of the service cost and interest
  cost components. . . . . . . . . . . . . . . . .         43        (38)


(8)     Income  Taxes
        -------------
Income  tax  expense  consisted  of  the  following  at  December  31:



                                          1998     1997     1996
                                        --------  -------  ------
Intercompany tax allocation:
  Federal. . . . . . . . . . . . . . .  $ 6,867   $5,958   $6,082
  State. . . . . . . . . . . . . . . .    1,859    1,652    1,823
                                        --------  -------  ------
     Total intercompany tax allocation  $ 8,726   $7,610   $7,905

Deferred:
  Federal. . . . . . . . . . . . . . .  $(1,049)  $ (324)  $  581
  State. . . . . . . . . . . . . . . .     (122)     (10)     140
                                        --------  -------  ------
    Total deferred . . . . . . . . . .  $(1,171)  $ (334)  $  721
                                        --------  -------  ------

    Total income tax expense . . . . .  $ 7,555   $7,276   $8,626
                                        ========  =======  ======


The actual income tax expense differs from the amounts computed by applying the U.S. Federal statutory rate of 35% to pretax earnings as a result of the following (dollars in thousands):



                                         1998     1997     1996
                                        -------  -------  -------
Federal income taxes at statutory rate  $6,629   $6,311   $7,359
State income tax, net of federal
  income tax benefit . . . . . . . . .   1,157    1,068    1,276
Other. . . . . . . . . . . . . . . . .    (231)    (103)      (9)
                                        -------  -------  -------

                                        $7,555   $7,276   $8,626
                                        =======  =======  =======


Deferred income taxes have been provided for all temporary differences between the carrying amounts of assets and liabilities for financial accounting and tax purposes.

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and liabilities at December 31 are presented below (dollars in thousands):


                                                      1998
                                         ---------------------------------
                                         Current    Noncurrent     Total
                                         --------  ------------  ---------
Deferred tax assets:
  Customer advances and contributions
    in aid of construction. . . . . . .  $      -  $     1,597   $  1,597
  Postretirement medical benefits . . .         -        1,006      1,006
  Purchased gas cost adjustments. . . .     1,305            -      1,305
  Various accrued expenses not
    deductible for tax purposes . . . .       743            -        743
  Allowance for doubtful accounts . . .       115            -        115
                                         --------  ------------  ---------

    Total deferred tax assets . . . . .  $  2,163  $     2,603   $  4,766
                                         --------  ------------  ---------

Deferred tax liabilities:
  Plant and equipment, principally due
    to differences in depreciation. . .  $      -  $    34,299   $ 34,299
  Premium on retirement of long-term
    debt and related amortization . . .         -           55         55
                                         --------  ------------  ---------

    Total deferred tax liabilities. . .  $      -  $    34,354   $ 34,354
                                         --------  ------------  ---------

    Net deferred tax asset (liability).  $  2,163  $   (31,751)  $(29,588)
                                         ========  ============  =========

                                                      1997
                                         ---------------------------------

                                         Current    Noncurrent     Total
                                         --------  ------------  ---------
Deferred tax assets:
  Customer advances and contributions
    in aid of construction. . . . . . .  $      -  $     1,250   $  1,250
  Postretirement medical benefits . . .         -          914        914
  Purchased gas cost adjustments. . . .     1,058            -      1,058
  Various accrued expenses not
    deductible for tax purposes . . . .       518            -        518
  Allowance for doubtful accounts . . .       108            -        108
                                         --------  ------------  ---------

    Total deferred tax assets . . . . .  $  1,684  $     2,164   $  3,848
                                         --------  ------------  ---------

Deferred tax liabilities:
  Plant and equipment, principally due
    to differences in depreciation. . .  $      -  $    32,928   $ 32,928
  Premium on retirement of long-term
    debt and related amortization . . .         -           91         91
                                         --------  ------------  ---------

    Total deferred tax liabilities. . .  $      -  $    33,019   $ 33,019
                                         --------  ------------  ---------

    Net deferred tax asset (liability).  $  1,684  $   (30,855)  $(29,171)
                                         ========  ============  =========


A valuation allowance on a deferred tax asset is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. ENSTAR Natural Gas Company and APC expect to continue to have taxable income sufficient to realize deferred tax assets; accordingly, a valuation allowance was not established in 1998 and 1997.

(9)     Gas  Supply  Contracts
        ----------------------
ENSTAR Natural Gas Company purchases all of its natural gas under two long-term contracts - the Marathon and Beluga contracts. Gas reserves committed to ENSTAR Natural Gas Company under these contracts are sufficient to supply all of ENSTAR Natural Gas Company's expected gas supply requirements through year 2001. After that time, supplies will still be available under the Marathon and Beluga contracts in accordance with their terms, but at least a portion of ENSTAR Natural Gas Company's requirements are expected to be satisfied outside the terms of these contracts.

 (10)     Litigation
          ----------
ENSTAR Natural Gas Company is party to various legal actions, both for and against its interests. Management believes that the outcome of any litigation not provided for in the accompanying combined financial statements will not be material to its financial condition, results of operations or cash flows.

(11)     Sale  of  Seagull  to  Ocean  Energy,  Inc.
         -------------------------------------------
Effective  March  30,  1999,  pursuant  to the Agreement and Plan of Merger (the
"merger") dated November 24, 1998, as amended, Ocean Energy, Inc. was merged with and into Seagull. As a result of this merger, each outstanding share of Ocean Energy, Inc. common stock was exchanged for one share of Seagull common stock, and as of March 30, 1999, the stockholders of Ocean Energy, Inc. owned approximately 61.5% of the outstanding common stock of the merged company with the shareholders of Seagull owning the remaining 38.5%. The resulting company assumed the name Ocean Energy, Inc. The merger was accounted for as a purchase. A portion of the purchase price, $290,200,000, was allocated to ENSTAR Natural Gas Company and APC.

The  following  acquisition  adjustments  were  recorded:

Decrease in carrying value of property, plant and equipment.  $(96,033)
Increase in goodwill . . . . . . . . . . . . . . . . . . . .   127,521
Decrease in accumulated depreciation and amortization. . . .    96,033
Decrease in pension obligation . . . . . . . . . . . . . . .     2,437
Discount of nonrefundable customer advances for construction     4,551
                                                              ---------

   Total adjustment. . . . . . . . . . . . . . . . . . . . .  $134,509
                                                              =========

Concurrent with the merger, Ocean Energy, Inc. acquired the senior unsecured notes, Series I, J and K from the lender. Repayment terms remain unchanged. Ocean Energy, Inc. also assumed Seagull's obligations under the revolving line of credit described in note 4.

(11)     Line  of  Credit  and  Unsecured  Notes  with  Ocean  Energy,  Inc.
         -------------------------------------------------------------------
At September 30, 1999, the outstanding balance of the line of credit with Ocean Energy, Inc. and the senior unsecured notes acquired by Ocean Energy, Inc. was $25,200,000 and $32,000,000, respectively. Interest on the Ocean Energy, Inc. obligations was approximately $2,300,000 for the nine months ended September 30, 1999.

(12)     Sale  of  ENSTAR  Natural  Gas  Company  and  APC to SEMCO Energy, Inc.
         -----------------------------------------------------------------------
Effective November 1, 1999, ENSTAR Natural Gas Company and APC were acquired by SEMCO Energy, Inc. (SEMCO). The purchase price aggregated $290,500,000 including a working capital adjustment and the purchase of APC debt held by Ocean Energy, Inc. for $58,700,000 plus accrued interest thereon.